SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2003

HUGOTON ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Texas	1-10476	58-6379215
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Trust Division		75202 (Zip Code)
Royalty Trust Group
Bank of America, N.A.
901 Main Street, 17th Floor
Dallas, Texas
(Address of principal executive offices)

(214) 209-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events.

XTO Energy Inc. has advised the trustee that the state district court has tentatively approved a settlement in the class action lawsuit, Booth, et al. v. Cross Timbers Oil Company.  XTO Energy currently estimates that the portion related to the trust is approximately $850,000, or 2.1 cents per unit.  This amount reflects the trust=s 80% share of the settlement relating to production from the underlying properties for periods since December 1, 1998, the date of creation of the trust.  Assuming that the court approves the settlement at a fairness hearing in April 2003 and that no appeal is filed, and based on XTO Energy’s anticipated settlement payment date of July 2003, this amount will reduce the trust’s August 2003 distribution, which is paid to unitholders in September.  The effect of the settlement on future distributions for other months will not be significant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGOTON ROYALTY TRUST

	By:	BANK OF AMERICA, N.A., TRUSTEE FOR
HUGOTON ROYALTY TRUST

Date: March 20, 2003	By:	/s/ Nancy G. Willis
Nancy G. Willis
Assistant Vice President

XTO ENERGY INC.

	By:	/s/ Louis G. Baldwin
Louis G. Baldwin
Executive Vice President and
Chief Financial Officer